*090203*
*090203*
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

	Certificate of Amendment
	(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

		Certificate of Amendment to Articles of Incorporation
			For Nevada Profit Corporations
		(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:
URBAN TELEVISION NETWORK CORPORATION
Nevada business ID: NV19861019681; Entity number: C7407-1986


2. The articles have been amended as follows:
(provide article numbers, if available)

The name of the corporation is amended to "Punch TV Studios, Inc."
The number of shares authorized is amended to 1,200,000,000 shares of common stock, par value $0.00001. The number of shares Preferred is amended to 3,000,000 shares of preferred stock, par value $1.00

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Unanimous

4. Effective date and time of filing: (optional)
Date: 11/11/2014 not be later than 90 d Time: 12:20 pm
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)
/s/ Joseph Collins
Joseph Collins
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

				Nevada Secretary of State Amend Profit-After
Revised: 11-27-13





*260201*
*260201*
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov


			Certificate of Reinstatement
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY


			Certificate of Reinstatement
		(For Entities Governed by NRS Chapters 78,
			78A, 80, 81, 82, 84, 86, 87, 88 and 89)


1. Name of Entity:
Urban Television Network Corporation

2. Entity Number: C7407-1986

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X /s/ Joseph Collins						11/11/2014
								Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Certificate of Reinstatement
Revised: 9-27-13








(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER URBAN TELEVISION NETWORK CORPORATION C7407-1986 NAME OF CORPORATION

FOR THE FILING PERIOD OF OCTOBER 2009 TO OCTOBER 2015
								*100101*

 USE BLACK INK ONLY - DO NOT HIGHLIGHT  *100101*

**YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov**
X Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.
	1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional officers, attach a list of them to this form.

3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

This corporation is a publicly traded corporation.
The Central Index Key number is 33-58972

Joseph Collins				President

1315 North Bullis Road Suite 6   	Compton, CA 90221


Joseph Collins				Secretary

1315 North Bullis Road Suite 6   	Compton, CA 90221


Joseph Collins				Director

1315 North Bullis Road Suite 6   	Compton, CA 90221

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.


/s/Joseph Collins			Cheif Excutive Officer  11/11/2014
Signature of Officer or
Other Authorized Signature